EXHIBIT 10.01

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into this 8th day of February, 2016, by and between Nexeon MedSystems, Inc., a Delaware Corporation (“NXDE”), and Nexeon MedSystems Inc, a Nevada corporation (“NXNV”). Together, NXDE and NXNV are the “Parties”.

Recitals

A. NXDE is a corporation duly organized and validly existing under the laws of the State of Delaware and, as of the date hereof, has authorized capital consisting of 17,000,000 shares of Common Stock with a par value of $0.0001 per share, of which 1,529,000 shares are issued and outstanding; and 14,000,000 shares of Preferred Stock par value $0.0001 per share, of which 10,222,137 shares of Series A Preferred Shares, and 832,034 shares of Series B Preferred Shares are issued and outstanding. Additionally, NXDE has 80,000 outstanding options which shall be[1] terminated at the Effective Time and 604,212 Deferred Compensation Units outstanding, all of which will be terminated[2] at the Effective Time.

B. NXNV is a corporation duly organized and validly existing under the laws of the State of Nevada and, as of the date hereof, has authorized capital consisting of 75,000,000 shares of Common Stock with a par value of $.001 per share, of which 15,000,000 shares are issued and outstanding.

C. Each Party’s Board of Directors believes it is in its and its stockholders’ best interests that NXDE merge with and into NXNV through a statutory merger (the “Merger”) and, in furtherance thereof, have approved the Merger.

D. Pursuant to the Merger all of NXDE’s issued and outstanding shares of (i) Series A Preferred Stock (the “Series A Preferred Shares”), and (ii) Series B Preferred Stock (the “Series B Preferred Shares” and, together with the Series A Preferred Stock, the “NXDE Preferred Shares”, each having a par value of $0.0001 per share, will be converted into the right to receive shares of NXNV Common Stock, par value $0.001 per share (“NXNV Common Shares”).

Now, Therefore, for and in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Definitions

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the business of either Party or to the ability of any Party to consummate timely the transactions contemplated hereby: provided, that none of the following shall be deemed to constitute and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the business of the either Party, (2), national or international social or political conditions, including the engagement of the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack on the United States, or any of its territories, possessions or diplomatic or consular offices or upon the military installation, equipment or personnel of the United States, (3) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or market index, (4) changes in GAAP, (5) changes in laws, rules, regulations, orders or other binding directives issued by any Government Authority or (6) the taking of any action contemplated by this Agreement and any agreements contemplated hereby; (b) any existing event, occurrence or circumstances with respect to which NXNV and NXDE have actual knowledge as of the date hereof; and (c) any adverse change in or effect of the business of the Company that is cured by the Effective Time or the termination of this Agreement.

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“Net Product Sales ”means all cash and non-cash consideration from the sale of Products less the following items directly attributable to the Sale of such Products and borne by Surviving Corporation (as defined below), its affiliates or licensees as the seller: (a) discounts and rebates actually granted; (b) sales, value added, use and other taxes and government charges actually paid, excluding income taxes; (c) import and export duties actually paid; (d) freight, transport, packing and transit insurance charges actually paid or allowed; and (e) other amounts actually refunded, allowed or credited due to rejections or returns, but not exceeding the original invoiced amount.

“Patents” means (a) the patents and patent applications listed on Exhibit A, all patents resulting from the patent applications listed on Exhibit A, and all continuations, continuations-in-part, divisions, extensions, substitutions, re-issues, re-examinations, and renewals of any of the foregoing, and (b) any patents arising from any applications filed after the Effective Time and that claim priority from any of the patents or patent applications in subsection (a) priority.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture and unincorporated organization, and any other business entity or Governmental Authority.

“Products” means all products developed by the Surviving Corporation using the Patents.

“Quarterly Payment Deadline” means the day that is 30 days after the last day of any particular Quarter.

“Sell, Sale or Sold” means any transfer or other disposition of Products or for which consideration is received by the Surviving Corporation, its affiliates or licensees. A Sale of Products will be deemed completed at the time the Surviving Corporation or its affiliates or licensees receives such compensation. On or before each Quarterly Payment Deadline, Surviving Corporation shall report to the entity formed by NXDE to receive royalty payments the identification of each Product for which royalty payments are due in that quarter, the name of any licensee or affiliate making such sales, the Net Product Sales proceeds received in that quarter by Surviving Corporation, its licensees and affiliates, and the royalties due from such sales.

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Merger

§ 1.1 Surviving Corporation. In accordance with the terms and conditions of this Agreement, including without limitation, the conditions precedent set forth in Article VI hereof, NXDE shall be merged with and into NXNV (the “Merger”) effective as of the Effective Time (as defined in 1.2 below). NXNV shall be the surviving corporate entity (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Nevada. The name of the Surviving Corporation shall continue to be “Nexeon MedSystems Inc”, a Nevada corporation.

§ 1.2 Effective Time. The Parties will cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretary of State of Delaware and the Nevada Secretary of State in accordance with the corporate laws of the State of Delaware and Nevada. The Merger shall become effective upon the issuance of a Certificate of Merger by the Nevada Secretary of State. The date and time when the Merger becomes effective is referred to herein as the “Effective Time.”

§ 1.3 Succession and Assumption. Immediately as of the Effective Time, by virtue of the Merger and without any action by NXNV or NXDE: (a) NXNV shall succeed to all present and future rights, titles, privileges, powers and franchises of NXNV and NXDE, and (b) NXNV shall assume any and all liabilities, duties and obligations of NXDE and NXNV, as they exist immediately prior to the Effective Time.

§ 1.4 Articles of Incorporation. As of the Effective Time, the Articles of Incorporation of NXNV in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law.

§ 1.5 Bylaws. At the Effective Time, the Bylaws of NXNV in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation, until thereafter amended as provided by law.

§ 1.6 Officers and Directors. At the Effective Time, the directors of NXNV shall consist of five members: two (2) of the directors shall be appointed by the former directors of NXDE, one of whom shall be Dr. Mark Bates with the other to be a yet to be determined individual; and three (3) of the directors shall have be elected by NXNV shareholders, who shall be William Rosellini, Ronald Conquest, and a yet to be determined individual. Thereafter, the full board of directors shall elect the officers of NXNV.

Conversion of Stock

§ 2.1 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) the number of shares of Common Stock of NXNV, $0.001 par value per share (the “NXNV Common Stock”), authorized immediately prior to the Effective Time shall continue to represent the same number of authorized shares of the Surviving Corporation Common Stock; the number of shares of Preferred Stock of NXNV, $0.001 par value per share (the “NXNV Preferred Stock”) authorized prior to the Effective Time shall continue to represent the same number of authorized shares of the Surviving Corporation Preferred Stock; and

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(b) the total number of shares of the NXDE Preferred Shares issued and outstanding prior to the Effective Time, shall be converted into the right to receive 1,659.943 fully paid and non-assessable NXNV Common Stock (the “Preferred Conversion Consideration”). No such shares of NXDE Preferred Shares shall be converted to Preferred Stock of the Surviving Corporation. The total number of shares received in the Merger, shall be allocated to each NXDE Shareholder pursuant to the list of current NXDE shareholders. The list of those NXDE shareholders, along with the number of shares of NXNV Common Stock, which each NXDE Shareholder will receive, is attached hereto as Exhibit B. Each share of NXDE’s Common Shares issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished without conversion.

(c) all such NXDE Preferred Shares, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and the holder of a certificate (“NXDE Preferred Stock Certificate”) that, immediately prior to the Effective Time, represented outstanding NXDE Preferred Shares will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such NXDE Preferred Stock Certificate: (i) the Preferred Conversion Consideration, and (ii) cash in lieu of fractional shares under Section 2.2 (collectively, the “Merger Consideration”).

§ 2.2 Fractional Shares. In lieu of issuing fractional shares of the Surviving Corporation in exchange for NXDE Stock, the Surviving Corporation shall cause to be paid to each person or entity entitled thereto an amount equal to $1.00 for each fractional share of the Surviving Corporation’s Common Stock resulting from the conversion of NXDE Stock into stock of the Surviving Corporation pursuant to §2.1 hereof.

§ 2.3 Closing of Transfer Books. At the Effective Time, the stock transfer books of NXNV and NXDE shall be closed and no transfer of shares of NXDE shall thereafter be made. After the Effective Time, certificates previously representing shares of NXDE Common Stock and shares of both Series A and Series B NXDE Preferred Stock shall be cancelled and exchanged for shares of Common Stock of the Surviving Corporation as provided in §2.4 hereof.

§ 2.4 Exchange of NXDE Stock. As soon as practicable after the Effective Time, the Surviving Corporation shall mail to each holder of record of NXDE Stock, immediately prior to the Effective Time, a form letter of transmittal for return to the Surviving Corporation, or its stock transfer Agent, containing instructions for use in effecting the surrender of certificates of NXDE Stock for certificates of Common Stock in the Surviving Corporation. Upon the proper surrender of such certificates, the record holder thereof shall be issued the number of fully paid and non-assessable shares of the Surviving Corporation’s Common Stock as such holder is entitled to receive under §§2.1 and 2.2 hereof. Thereafter such NXDE surrendered certificates shall be cancelled and of no further force or effect. Until surrendered, each certificate of NXDE Stock shall represent solely the right to receive shares of the Surviving Corporation into which the NXDE Stock shall have been converted pursuant to §§2.1 and 2.2 hereof.

NXDE and its Shareholders understand and accept without qualification that the shares of NXNV Common Stock received pursuant to this Agreement have not been registered with the Securities and Exchange Commission (SEC) or any state securities regulatory authority, and that standard restrictions on the unregistered shares of NXNV Common Stock will apply to each and every NXDE Shareholder receiving shares a part of this Merger or Debt Conversion. Each Stock Certificate issued by NXNV shall bear a legend indicating that the shares are non-transferrable until the standard NXNV and SEC conditions for enabling transferability have been met.

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§ 2.5 Dissenting Shares. Any holders of shares of NXDE Stock outstanding immediately prior to the Effective Time who have properly perfected their statutory dissenters rights in accordance with Section 262 of The Business Corporation Law of Delaware shall receive payment for their shares after the Effective Time from the Surviving Corporation, but only after the amount of such payment has been agreed upon or finally determined pursuant to such provisions of Section 262 of Business Corporation Law of Delaware.

§ 2.6 Additional Consideration. Prior to the Effective Time, NXDE shall spin-off any rights to the royalties in this Section 2.6 to a newly formed limited liability company (“NXDE LLC”). As additional consideration to the shareholders of NXDE, the Surviving Corporation shall pay NXDE LLC a royalty equal to Three Percent (3%) (the “NXDE Royalty”) of Net Product Sales received by the Surviving Corporation, its affiliates and licensees after the merger and derived from the commercialization of patents or other intellectual property owned by NXDE prior to the merger. A comprehensive list, agreed to by NXNV and NXDE of any and all such patents and intellectual property is attached hereto as Exhibit A and by this reference incorporated herein.

§ 2.7 Tax Treatment. The Parties intend that the Merger constitute a tax free reorganization under Code Section 368.

§ 2.8 Conversion/Assumption/Payment of Certain Notes Payable to Stockholders. At the Effective Time, any NXDE shareholder owed any sum of money by NXDE shall have the right to convert their debt to participation in the NXNV Private Placement dated February 1, 2016 (the “Offering”) pursuant to the terms and conditions of the Offering as set forth in the NXNV Private Placement Memorandum. The debt exchange rate shall be One Dollar ($1.00) of NXDE shareholder debt for One (1) Unit of the Offering. Any amount owed to an NXDE shareholder not converted into shares of NXNV Common Stock shall be represented by a promissory note entered into at the Effective Time by and between NXNV and the NXDE shareholder or their affiliates. The principal and interest of the promissory note shall be due and payable Two (2) years from the Effective Date and shall accrue interest at the rate of Seven Percent (7%) per annum.

Representations and Warranties of NXDE

NXDE hereby represents and warrants to NXNV as follows:

§ 3.1 Corporate Organization. NXDE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

§ 3.2 Capitalization of NXDE. As of the date hereof, the authorized capital stock of NXDE consists of 17,000,000 shares of Common Stock, par value of $0.0001 per share, of which there are issued and outstanding 1,529,000 shares of such Common Stock. As of the date hereof, the authorized capital stock of NXDE consists of 14,000,000 shares of Preferred Stock, par value of $0.0001 per share, of which there are issued and outstanding 10,222,137 shares of Series A Preferred Stock and 832,034 shares of Series B Preferred Stock. All of such outstanding shares have been validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. Prior to the Effective Time, there were 80,000 Stock Options, all of which will be terminated at or prior to the Effective Time and 604,212 Deferred Compensation Units of NXDE, all of which will be terminated at the Effective Time.

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§ 3.3 Authorization. NXDE has the necessary corporate power and authority to enter into this Agreement, which has been duly authorized by its board of directors and shareholders. This Agreement is a legal, valid, and binding obligation of NXDE.

§ 3.4 No Violation. Neither the execution and delivery of this Agreement by NXDE, the performance by NXDE of its obligations hereunder nor the consummation by it of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or Bylaws of NXDE; (ii) constitute a default under or cause the acceleration of the maturity of any debt or obligation, which, individually or in the aggregate with all other such debts and obligations, is material to NXDE taken as a whole; or (iii) to the best of the knowledge and belief of NXDE, violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which NXDE is subject, which would have a material adverse effect on the financial condition, business, or operations of NXDE, taken as a whole.

§ 3.5 Litigation. Except as set forth on Schedule 3.5[3], to the best of the knowledge and belief of NXDE, there is no action, proceeding or investigation pending or threatened against or involving NXDE or any properties or rights of NXDE, to specifically include any patents issued or pending in which NXDE has an ownership interest, which, if determined adversely, could materially and adversely affect the financial condition, business, or operations of NXDE taken as a whole. NXDE is not in violation of any order, judgment, injunction, or decree outstanding against it, the effect of which would be materially adverse to the financial condition, business, or operations of NXDE, taken as a whole.

§ 3.6 Financial Statements. NXDE heretofore has delivered to NXNV true and complete copies of the audited historical consolidated financial statements of NXDE as of December 31, 2010 and the unaudited consolidated financial statements for the periods ending December 31, 2011 through December 31, 2015. Such financial statements of NXDE delivered to NXNV were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position, results of operations, and changes in financial position of NXDE as of the dates and for the periods indicated herein above. As of the date of such financial statements, NXDE did not have any liabilities or obligations (absolute, accrued, contingent or otherwise) material to NXDE taken as a whole, which were not reflected on such financial statements. Since the date of such financial statements, NXDE has not incurred any liabilities material to NXDE taken as a whole, except (i) liabilities incurred in the ordinary course of business and consistent with past practices; (ii) liabilities disclosed on such financial statements; and (iii) liabilities incurred in connection with this Merger or as otherwise permitted by this Agreement.

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§ 3.7 Title to Properties. NXDE has good and marketable title to any and all of its material properties and assets (real, person and mixed, tangible and intangible) including without limitation, all the properties and assets which it purports to own as reflected on its financial statements furnished to NXNV, and specifically with respect to patents issued or pending in which NXDE has an ownership interest.

§ 3.8 No ERISA Issues. NXDE has no plan or agreement filed under the Employment Retirement Income Security Act which will cause any assumed or ongoing liability to Surviving Corporation.

Representations and Warranties of NXNV

NXNV hereby represents and warrants to NXDE as follows:

§ 4.1 Corporate Organization. NXNV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted.

§ 4.2 Capitalization of NXNV. As of the date hereof, the authorized capital stock of NXNV consists of 75,000,000 shares of Common Stock, par value of $0.001 per share, and there are 15,500,000 shares Common stock issued and outstanding, and there are no shares of Preferred Stock authorized or issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. As of the date hereof, there are no outstanding options, warrants, subscriptions, or other rights obligating of NXNV to issue any shares of its capital stock or other securities convertible into any shares of its capital stock.

§ 4.3 Authorization. NXNV has the necessary corporate power and authority to enter into this Agreement and this Agreement has been duly authorized by its board of directors and shareholders. This Agreement is a legal, valid, and binding obligation of NXNV.

§ 4.4 No Violation. Neither the execution and delivery of this Agreement by NXNV, the performance by NXNV of its obligations hereunder nor the consummation by it of the transactions contemplated hereby will: (i) violate any provision of the Articles of Incorporation or Bylaws of NXNV; (ii) constitute a default under or cause the acceleration of the maturity of any debt or obligation, which, individually or in the aggregate with all other such debts and obligations, is material to NXNV, taken as a whole; or (iii) to the best knowledge of NXNV, violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority to which NXNV is subject, which would have a material adverse effect on the financial condition, business, or operations of NXNV, taken as a whole.

§ 4.5 Litigation. To the best of the knowledge and belief of NXNV, there is no action, proceeding or investigation pending or threatened against or involving NXNV or any properties or rights of NXNV, which, if determined adversely, could materially and adversely affect the financial condition, business, or operations of NXNV, taken as a whole. NXNV is not in violation of any order, judgment, injunction or decree outstanding against it the effect of which would be materially adverse to the financial condition, business, or operations of NXNV, taken as a whole.

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§ 4.6 Financial Statements. NXNV heretofore has delivered to NXDE true and complete copies of its balance sheet as of December 7, 2015 and a Performa balance sheet as of January 2, 2016. Such financial statements of NXNV delivered to NXDE were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position, and changes in financial position of NXNV as of the dates and for the periods set forth herein above. As of the date of such financial statements, NXNV did not have any liabilities or obligations (absolute, accrued, contingent or otherwise) material to NXNV, taken as a whole, which were not reflected on such financial statements. Since the date of such financial statements, NXNV has not incurred any liabilities material to NXNV, taken as a whole, except: (i) liabilities incurred in the ordinary course of business and consistent with past practices; (ii) liabilities disclosed on such financial statements; and (iii) liabilities incurred in connection with this Merger or as otherwise permitted by this Agreement.

§ 4.7 Title to Properties. NXNV has good and marketable title to any and all of its material properties and assets (real, person and mixed, tangible and intangible) including without limitation, all the properties and assets, which it purports to own as reflected on its financial statements furnished to NXDE.

Covenants

§ 5.1 Conduct of Business Prior to the Effective Time. Each of NXNV and NXDE agrees that prior to the Effective Time:

(a) each of their respective businesses shall be conducted only in the ordinary course;

(b) except as required in connection with this Merger, it shall not: (i) amend its Articles of Incorporation or Bylaws; (ii) change the number of authorized shares of its capital stock; or (iii) declare, set aside, or pay any dividend or other distribution or payment in cash, stock, or property in respect of the shares of its capital stock;

(c) it shall not: (i) issue, grant or sell any shares or rights of any kind to acquire any shares of its capital stock; (ii) acquire any assets or enter into any other transaction, other than in the ordinary course of business; (iii) dispose of, encumber or mortgage any assets or properties which are material to it taken as a whole other than in the ordinary course of business; (iv) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other document other than in the ordinary course of business; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; and

(d) it shall use its best efforts to preserve intact its business organization, to keep available the service of its present officers and key employees, and to preserve the goodwill of those having business relationships with it.

§ 5.2 Compliance with Laws. Each of NXNV and NXDE shall duly comply in all material respects with all laws applicable to it and its properties, operations, business and assets.

§ 5.3 Access to Properties and Records. Each of NXNV and NXDE shall, upon reasonable request, afford to the other's accountants, counsel and other authorized representatives, full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records.

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§ 5.4 Further Actions. Subject to the terms and conditions hereof, NXNV and NXDE each agree to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including without limitation, using all reasonable efforts: (i) to obtain all necessary waivers, consents and approvals, to give all notices and to effect all necessary registrations and filings; and (ii) to defend any lawsuits or other legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties challenging this Agreement or the consummation of the transactions contemplated hereby.

Conditions Precedent

§ 6.1 Conditions to the Obligation of NXDE to Effect this Merger. Each and every obligation of NXDE under this Agreement to be performed on or before the Effective Time shall be subject to the fulfillment by NXNV of the following additional conditions:

(a) NXNV shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof;

(b) the representations and warranties of NXNV contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by the transactions contemplated hereby;

(c) there shall have been no material adverse change in the business, assets, financial condition or results of operations of NXNV, taken as a whole, since the date of the financial statements furnished to NXDE;

(d) NXNV shall have furnished such certificates of its officers to evidence its compliance with the conditions set forth herein as may be reasonably requested by NXDE;

(e) the shareholders of NXDE shall have approved the Merger; and

(f) NXNV shall have executed and delivered to NXDE LLC that certain Royalty Agreement covering the NXDE Royalty in the form attached hereto as Exhibit D.

§ 6.2 Conditions to the Obligation of NXNV to Effect this Merger. Each and every obligation of NXNV under this Agreement to be performed on or before the Effective Time shall be subject to the fulfillment by NXNV of the following additional conditions:

(a) NXDE shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof;

(b) the representations and warranties of NXDE contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by the transactions contemplated hereby;

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(c) there shall have been no material adverse change in the business, assets, financial condition or results of operations of NXDE taken as a whole since the date of the financial statements furnished to NXNV, the conversion of debt to NXNV shares of Common Stock prior to or simultaneous to the Effective Time notwithstanding;

(d) NXDE shall have furnished such certificates of its officers to evidence its compliance with the conditions set forth herein as may be reasonably requested by NXNV.

(e) NXDE shall have delivered to NXNV all books and records necessary to accomplish the transfer of all assets owned by NXDE prior to the merger, including without limitation all accounting and intellectual property hard and electronic files.

(f) NXDE shall have terminated any and all options, warrants, deferred compensation units, issued and outstanding immediately prior to the Effective Time, and any and all other rights to equity of any kind or nature whatsoever of NXDE,

(g) at the Effective Time, Mark Bakes shall convert any and all debt owed to him by NXDE to shares of NXNV’s Common Stock and Ralph Ballard and his affiliates shall convert any and all debt, less the sum of $150,000, owed to him and his affiliates by NXDE to shares of NXNV’s Common Stock. At the Effective Time, Ralph Ballard shall receive a promissory note in the amount of $150,000 payable to him or his affiliates by NXNV on terms acceptable to both parties.

Termination

§ 7.1 Termination. This Agreement may be terminated if and only if the NXNV and NXDE Shareholders fail to approve this Agreement.

§ 7.2 Effect of Termination. In the event of the termination of this Agreement by either NXNV or NXDE, as provided above:

(a) this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of either NXNV or NXDE, or on the part of their respective directors, officers, employees, agents or shareholders; and

(b) all information received by either party hereto with respect to the business of the other party or its divisions, affiliates or associates (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties for any reason whatsoever.

Miscellaneous

§ 8.1 Amendment. This Agreement may be amended by the parties hereto by action taken by their respective board of directors at any time prior to the Effective Time, but no such amendment shall (i) alter the amount or change the form of consideration into which shares of NXDE Stock are to be converted as provided in 2.1 and 2.2 hereof, or (ii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of capital stock of NXNV or NXDE. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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§ 8.2 Fees and Expenses. Except as otherwise provided herein, the parties hereto shall bear their own costs and expenses incurred in connection herewith and with the transactions contemplated hereby, whether the Effective Time occurs or this Agreement shall be terminated. NXNV and NXDE agree to indemnify and hold the other harmless from any claim (together with costs and expenses, including attorneys fees, incurred in connection with such claims) for compensation by any person, firm or corporation claiming to have been requested, authorized or employed to act as lender, broker or agent in connection with the subject matter of this Agreement or negotiations leading thereto.

§ 8.3 Assignment. No party shall assign this Agreement or any of its rights and obligations hereunder without the prior written consent of the other party.

§ 8.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns.

§ 8.5 Notices. Any notice, demand or request required or permitted to be given under any provision of this Agreement shall be in writing and delivered personally or by registered or certified mail (return receipt requested, with postage prepaid) to the following address, or to such other address as either party may request by notice in writing to the other party:

(a)	If to NXNV:

Mr. Ron Conquest, COO

Nexeon MedSystems Inc

1708 Jaggie Fox Way

Lexington, KY 40511

480-203-9999

(b)	If to NXDE:

Dr. Mark Bates, M.D., Director

C/O Ms. Amy J. Tawney, Esq

600 Quamer Street

Charleston, WV 25301

304-347-1123

§ 8.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, superseding any and all prior agreements, understandings, negotiations and discussions. No amendment, alteration, modification or waiver of this Agreement shall be binding unless evidenced by an instrument in writing signed on behalf of each of the parties hereto.

§ 8.7 Construction. The captions and headings of this Agreement are for convenience and reference only, and shall not control or affect the meaning or construction of this Agreement. Use of the masculine gender shall also be deemed to refer to the feminine gender and neuter gender and the singular to the plural unless the context clearly requires otherwise.

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§ 8.8 Choice of Law. This Agreement shall be construed, governed, and enforced in accordance with the laws of the State of Nevada.

§ 8.9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. The invalidity or unenforceability of any provision of this Agreement to any person or circumstance shall not affect the validity or enforceability of such provision as it may apply to any other persons or circumstances.

§ 8.10 Waiver. The failure in one or more instances of a party to insist upon performance of any of the terms, conditions and covenants set forth in this Agreement, or the failure of a party to exercise any right or privilege conferred by this Agreement, shall not be construed thereafter as waiving their right to insist upon the performance of such terms, conditions and covenants or the right to exercise such rights and privileges, which rights shall continue and remain in full force and effect as if no forbearance had occurred.

§ 8.11 Attorney Fees. In the event it becomes necessary for either party to file a suit to enforce this Agreement or any provision contained herein, and either party prevails in such action, then such party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorney fees and court costs incurred in such suit.

§ 8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together will constitute for all purposes one and the same instrument.

§ 8.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereby, unless the context requires otherwise. The word “including” shall mean including without limitation.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

NEXEON MEDSYSTEMS, INC., a Delaware corporation

Attest:	By: /s/ Mark Bates
Dr. Mark Bates, M.D., CEO
/s/
Secretary

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NEXEON MEDSYSTEMS INC, a Nevada corporation

Attest:	By: /s/ William Rosellini
William Rosellini, CEO
/s/
Secretary

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EXHIBIT A

NEXEON PATENT PORTFOLIO

NANOTUBE-REINFORCED BALLOONS FOR DELIVERING PATENTS

#	Patent/App #	Title
1	US 8187221	THERAPEUTIC AGENTS WITHIN OR BEYOND THE WALL OF BLOOD VESSELS, AND METHODS OF MAKING AND USING SAME
2	US 13/455,919	THERAPEUTIC AGENTS WITHIN OR BEYOND THE WALL OF BLOOD VESSELS, AND METHODS OF MAKING AND USING SAME
3	US 13/455,973	THERAPEUTIC AGENTS WITHIN OR BEYOND THE WALL OF BLOOD VESSELS, AND METHODS OF MAKING AND USING SAME
4	AU2009269104	THERAPEUTIC AGENTS WITHIN OR BEYOND THE WALL OF BLOOD VESSELS, AND METHODS OF MAKING AND USING SAME
5	CA2730273A1	THERAPEUTIC AGENTS WITHIN OR BEYOND THE WALL OF BLOOD VESSELS, AND METHODS OF MAKING AND USING SAME
6	CN102176932 A	THERAPEUTIC AGENTS WITHIN OR BEYOND THE WALL OF BLOOD VESSELS, AND METHODS OF MAKING AND USING SAME
7	EP2313121 A2	THERAPEUTIC AGENTS WITHIN OR BEYOND THE WALL OF BLOOD VESSELS, AND METHODS OF MAKING AND USING SAME
8	JP2011527601 A	THERAPEUTIC AGENTS WITHIN OR BEYOND THE WALL OF BLOOD VESSELS, AND METHODS OF MAKING AND USING SAME
9	JP5481479 B2	THERAPEUTIC AGENTS WITHIN OR BEYOND THE WALL OF BLOOD VESSELS, AND METHODS OF MAKING AND USING SAME
10	WO2010005575	THERAPEUTIC AGENTS WITHIN OR BEYOND THE WALL OF BLOOD VESSELS, AND METHODS OF MAKING AND USING SAME

IRIS FILTER-SHEATH CATHETER SYSTEM FOR EMBOLISM PROTECTION PATENTS

11	US 8257384	INTERVENTIONAL CATHETER FOR RETROGRADE USE HAVING EMBOLIC PROTECTION CAPABILITY AND METHODS OF USE
12	US 7837702	INTERVENTIONAL CATHETER FOR RETROGRADE USE HAVING EMBOLIC PROTECTION CAPABILITY AND METHODS OF USE
13	US 20130253570	APPARATUS AND METHODS FOR FILTERING EMBOLI DURING PERCUTANEOUS AORTIC VALVE PROCEDURES AND REPAIR PROCEDURES WITH FILTRATION SYSTEM COUPLED IN-SITU TO DISTAL END OF SHEATH
14	US 20130253571	APPARATUS AND METHODS FOR FILTERING EMBOLI DURING PERCUTANEOUS AORTIC VALVE PROCEDURES AND REPAIR PROCEDURES WITH FILTRATION SYSTEM COUPLED IN-SITU TO DISTAL END OF SHEATH

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EXHIBIT D

ROYALTY AGREEMENT

This ROYALTY Agreement (this “Agreement”) is entered into as of February __, 2016 by and between Nexeon Shareholder Royalty Group LLC, a West Virginia limited liability company, (“NSRG”) and Nexeon MedSystems, Inc., a Nevada corporation (the “Company”). NSRG and the Company are collectively referred to herein as the “Parties”, and each individually, a “Party”.

WHEREAS, The Company and Nexeon MedSystems, Inc., a Delaware corporation (“NXDE”) have entered into a Merger Agreement dated February 8th, 2016, whereby NXDE will merge with and into the Company and on the Effective Date of said Merger, the preferred shares of NXDE will be converted into the right to receive shares of common stock of the Company and a royalty equal to Three Percent (3%) of Net Product Sales received by the Company, its affiliates and licensees after the merger and derived from the commercialization of patents or other intellectual property owned by NXDE prior to the merger (the “Royalty”) ;

WHEREAS, the shareholders of NXDE transferred their interest in the Royalty to NSRG; and

WHEREAS, This Agreement sets forth the terms and conditions for the payment of the Royalty.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows.

Section 1. Definitions.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

“Cash” means cash and cash equivalents (including marketable securities and short-term investments) calculated in accordance with GAAP.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the business and affairs of the Company that is not already generally available to the public.

“Contract Quarter” means the three-month periods ending on March 31, June 30, September 30 and December 31, or any stub period thereof at the commencement of the Agreement.

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“Contract Year” means the 12-month periods ending on December 31st, or any stub period thereof at the commencement of the Agreement.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Authority” means any government, state, commonwealth or any subdivision thereof, whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

“Gross Consideration” means all cash and non-cash consideration (e.g., securities).

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the business of the Company or to the ability of any Party to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the business of the Company, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in GAAP, (5) changes in laws, rules, regulations, orders or other binding directives issued by any Governmental Authority or (6) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, (b) any existing event, occurrence or circumstance with respect to which the Parties have actual knowledge as of the date hereof, and (c) any adverse change in or effect on the business of the Company that is cured by before the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 9.

“Net Product Sales” means the Gross Consideration from the Sale of Products less the following items directly attributable to the Sale of such Products and Collaboration Products that are specifically identified on the invoice for such Sale and borne by the Company, its Affiliates, or licensees as the seller: (a) discounts and rebates actually granted; (b) sales, value added, use and other taxes and government charges actually paid, excluding income taxes; (c) import and export duties actually paid; (d) freight, transport, packing and transit insurance charges actually paid or allowed; and (e) other amounts actually refunded, allowed or credited due to rejections or returns, but not exceeding the original invoiced amount. Additionally, if the Company, its Affiliates or licensees use a Product for its own internal purposes or otherwise in a situation that does not involve a Sale for which a royalty is paid under Section 2(b), then Net Product Sales shall also include an amount equal to the customary sale price charged to a third party for the same Product, except for a reasonable quantity used internally solely for testing or quality control purposes, marketing or demonstration purposes, or seeking governmental approval (e.g., U.S. Food and Drug Administration clinical trial). If there is no customary sale price, then the Net Product Sales shall be an amount equal to the fair market value.

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“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Patents” means (a) the patents and patent applications listed in Exhibit A, all patents resulting from the patent applications listed in Exhibit A and all continuations, continuations-in-part, divisions, extensions, substitutions, re-issues, re-examinations and renewals of any of the foregoing, and (b) any patents issuing from any applications filed after the Closing Date and that claim priority from any of the patents or patent applications identified in subsection (a) or from which any of the patents or patent applications identified in subsection (a) claim priority.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or any Governmental Authority.

“Products” means all products developed by the Company as a direct result of the use of one or more of the Patents.

“Quarterly Payment Deadline” means the day that is 30 days after the last day of any particular Contract Quarter.

“Sell, Sale or Sold” means any transfer or other disposition of Products for which consideration is received by the Company, its Affiliates or licensees. A Sale of Products will be deemed completed at the time the Company or its Affiliate or its licensee receives such consideration.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

Section 2. The Royalty.

(a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Company hereby grants to NSRG a royalty (the “Royalty”) attributed to the Net Product Sales by the Company pursuant to the terms and conditions provided for in this Agreement.

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(b) Royalty Payments. Buyer agrees to pay to NSRG a running royalty equal to Three Percent (3.0%) of Net Product Sales for each Product sold in each Contract Quarter, payable on or before the Quarterly Payment Deadline for such Contract Quarter.

(c) Quarterly Payment and Milestone Reports. On or before each Quarterly Payment Deadline, the Company will deliver to NSRG’s Representative a true and accurate report, certified by an officer of the Company, giving such particulars of the business conducted by the Company, its Affiliates and its licensees and licensees (including copies of reports provided by licensees and licensees and Affiliates of the Company) during the preceding Contract Quarter as necessary for NSRG’s Representative to account for the Company’s payments hereunder, even if no payments are due (“Quarterly Report”). The Quarterly Report shall include:

(i) The identification of each Product for which a Royalty payment has become payable under this Agreement and the period covered by the report;

(ii) The name of any Affiliates and licensees or licensees whose activities are also covered by the report;

(iii) Net Product Sales segregated on a product-by-product basis, and a country-by-country basis, or an affirmative statement that no Sales were made. The report shall also itemize the permitted deductions from the Gross Consideration used to arrive at the resulting Net Product Sales, on a product-by-product and country-by-country basis;

(iv) The applicable royalty rate;

(v) If any consideration was received in currencies other than U.S. dollars, the report shall describe the currency exchange calculations; and

(vi) Any changes in accounting methodologies used to account for and calculate the items included in the report since the previous report.

(d) Closing. The closing of this Agreement (the “Closing”) shall take place simultaneously with the Effective Time of the Merger by and between the Company and NXDE.

Section 3. Representations and Warranties Concerning Transaction.

(a) Company’s Representations and Warranties. The Company hereby represents and warrants to NSRG that the statements contained in this Section 3(a) are true, correct, and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to itself.

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(i) Organization of Company. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of the State of Nevada.

(ii) Authorization of Transaction. The Company has full power and authority (including full entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of The Company, enforceable in accordance with its terms and conditions. The Company does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Company.

(iii) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which the Company is subject or any provision of its governing documents, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, the right to accelerate, terminate, modify, cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject.

(iv) Brokers’ Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

(b) NSRG’s Representations and Warranties. NSRG hereby represents and warrants to the Company that the statements contained in this Section 3(b) are true, correct, and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

(i) Organization of NSRG. NSRG is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(ii) Authorization of Transaction. NSRG has the full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of NSRG, enforceable in accordance with its terms and conditions. NSRG need not give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by NSRG.

(iii) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which NSRG is subject or any provision of its governing documents or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which NSRG is a party or by which it is bound or to which any of its assets is subject.

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(iv) Brokers’ Fees. NSRG has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 4. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a) General. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

(b) Notices and Consents. The parties will give, any notices to third parties, including any Governmental Authority, and shall use their reasonable best efforts to obtain any third party consents.

Section 5. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company, each of the other Parties shall cooperate with him, her or it and his, her or its counsel in the defense or contest, make available his, her or its personnel, and provide such testimony and access to his, her or its books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party

(c) Transition. NSRG will not take any action that is designed or intended to have the effect of discouraging any licensor, customer, supplier or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

(d) Diligent Commercialization. The Company by itself or through its Affiliates will use diligent efforts to make Products commercially available. Without limiting the foregoing, the Company will maintain a bona fide, funded, ongoing and active research, development, manufacturing, regulatory, marketing or sales program (all as commercially reasonable) to make Products available to the public as soon as commercially practicable.

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(e) Withdrawal from Paying Patent Costs. Following the Closing Date, the Company shall pay for all future expenses for the prosecution and maintenance of the Patents. If at any time Buyer and/or Company wishes to cease paying for any costs for a particular Patent or for patent prosecution in a particular jurisdiction, the Company must give NSRG’s Representative at least ninety (90) days prior written notice and the Company will continue to be obligated to pay for the patent costs, which reasonably accrue during said notice period. Thereafter, NSRG shall have the right to require the Company to transfer such Patent to NSRG for no additional consideration.

(f) Records.

(i) Maintenance of Records. For a period of three (3) years after the Contract Quarter to which the records pertain, the Company agrees that it and its Affiliates and licensees will each keep complete and accurate records of their Sales and Net Product Sales in sufficient detail to enable such payments to be determined and audited.

(ii) Auditing. The Company and its Affiliates will permit NSRG’s Representative, at NSRG Representative’s sole expense, to periodically examine books, ledgers, and records during regular business hours, at the Company’s or its Affiliate’s or its licensee’s place of business, on at least thirty (30) days advance written notice, to the extent necessary to verify any payment or report required under the Agreement. For each license, the Company shall obtain such audit rights for NSRG’s Representative or itself. If the Company obtains such audit rights for itself, it will promptly conduct an audit of the licensee’s records upon NSRG Representative’s request, and the Company will furnish to NSRG’s Representative a copy of the findings from such audit. No more than one audit of the Company, each Affiliate, and each licensee shall be conducted under this Section 6(f) (ii) in any calendar year. If any amounts due NSRG have been underpaid, then the Company shall immediately pay NSRG’s Representative the amount of such underpayment plus accrued interest equal to 1.0% per month. If the amount of underpayment is equal to or greater than five percent (5%) of the total amount due for the records so examined, the Company will pay the cost of such audit. Such audits may, at NSRG Representative’s sole discretion, consist of a self-audit conducted by the Company at the Company’s expense and certified in writing by an authorized officer of the Company. All information examined pursuant to this Section 6(f) (ii) shall be deemed to be the Confidential Information of the Company.

(g) Abandonment. If the Company wishes to abandon any Patent, it shall provide NSRG’s Representative ninety (90) days prior written notice of the desired abandonment. The Company shall not abandon any such Patent except upon the prior written consent of NSRG’s Representative. On NSRG Representative’s request, which may be provided at any time after the notice of desired abandonment, the Company shall assign to NSRG any such Patent the Company wishes to abandon. Effective as of the date of the assignment, such Patent shall no longer be subject to a Royalty payment to NSRG unless the Company retains any Products developed from such abandoned Patent prior to abandonment.

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(h) Failure to Pay the Royalty and Other Events of Default. Upon the occurrence of any of the following events (a “Termination Event”), NSRG shall have the right but not the obligation, to require the Company to transfer one or more of the Patents and/or Products, as applicable, to NSRG for the consideration set forth below:

(i) Failure of the Company to pay the Royalty to NSRG within sixty (60) days of the Quarterly Payment Deadline;

(ii) the Company fails to prosecute or maintain the Patents

(iii) the Company becomes insolvent or admits inability to pay its debts generally as they become due;

(iv) the Company becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within ninety (90) days or is not dismissed or vacated within ninety (90) days after filing;

(v) the Company is dissolved or liquidated or takes any corporate action for such purpose;

(vi) the Company makes a general assignment for the benefit of creditors; or

(vii) the Company has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

Upon the occurrence of a Termination Event set forth in Section 5(h)(iii) through (vii), NSRG shall have the right, but not the obligation, to require the Company to transfer all of the Patents to NSRG for consideration equal to the development costs expended by Rosellini Scientific LLC or its Affiliates under the Joint Venture Agreement and any other development costs expended by the Company after the Effective Date of the Merger for the development of the Patents and Products (excluding any non-dilutive grant funding). Upon the occurrence of a Termination Event set forth in Section (h)(i) and (ii), NSRG shall have the right, but not the obligation, to require the Company to transfer the Patent or Patents to which the Royalty payments have not been paid or the Patent or Patents that the Company fails to prosecute and maintain for no additional consideration.

Section 6. Miscellaneous.

(i) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Company and NSRG’s Representative; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

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(j) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(k) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(l) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of Buyer and Seller Representative; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(m) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(n) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(o) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to NSRG Representative:

Mark C. Bates, M.D.

526 Camino de Orchidia

Encinitas, California 92024

With a copy that shall not constitute notice to:

Bowles Rice LLP600 Quarrier Street

Charleston, WV 25301

Attention: Amy Tawney

Facsimile: (304) 343-3058

Email: atawney@bowlesrice.com

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If to the Company:

Ron Conquest, COO

Nexeon MedSystems Inc

1708 Jaggie Fox Way

Lexington, Kentucky, 40511

With a copy that shall not constitute notice to:

Arthur E. Fillmore, II, JD

AEGIS Professional Services

1712 Main Street, Suite 340

Kansas City, MO 64108

(816) 929-8623 (direct)

(816) 582-1719 (cell)

afillmore@aegisps.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(p) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(q) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(r) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(s) Expenses. Each Party hereto will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Company when due.

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(t) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated there under, unless the context requires otherwise. The word “including” shall mean including without limitation.

(u) NSRG Representative.

(i) NSRG hereby irrevocably appoints Mark C. Bates, M.D. (“NSRG Representative”) to act with respect to all matters relating to this Agreement, including, but not limited to, the consideration, administration, and certification of any matters arising out of any communications with the Company, and any amendment to this Agreement and generally the performance of all acts expressly required or permitted to be performed by the NSRG Representative pursuant hereto.

(ii) The Company shall have the right to deal exclusively with the NSRG Representative with respect to all matters contemplated and addressed by this Agreement concerning NSRG, and the Company shall not have any liability to NSRG for any acts or omissions of the NSRG Representative, or any acts or omissions of the Company at the direction of the NSRG Representative.

(iii) The NSRG Representative will have no liability to NSRG with respect to actions taken or omitted to be taken in his capacity as NSRG Representative, except with respect to any liability resulting solely from NSRG Representative’s gross negligence or willful misconduct. NSRG further agrees to hold the NSRG Representative harmless from and indemnify NSRG Representative for any loss, damage, liability and expense incurred or threatened to be incurred for actions taken or omitted to be taken in his capacity as NSRG Representative, except to the extent such result solely from the gross negligence or willful misconduct of the NSRG Representative.

(iv) In the event that Mark C. Bates, M.D. is no longer willing to serve as the NSRG Representative, the Manager of NSRG shall designate his successor and notify the Company in writing.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

The Company:

NEXEON MEDSYSTEMS INC

By:
William Rosellini, CEO

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Nexeon Shareholders Royalty Group LLC:

By:
Mark Bates, Manager

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Exhibit A

List of Patents

TITLE: APPARATUS FOR THE DELIVERY OF DRUGS OR GENE THERAPY INTO A PATIENT’S VASCULATURE AND METHODS OF USE INVENTORS: BATES, Mark C.
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
US	104559-0201	09/648,257	08/25/00	6,740,331 (05/25/04)		Issued · MF Due: 11/25/15
PCT	104559-0210	PCT/US01/041857	08/20/01		WO 2002/015962 A3 (2/28/02)	Completed
EP	104559-0230	01 96 4644.7	08/20/01		EP1381411 01/21/2004	· Awaiting Examination · Annuity Due 8/31/13	Vossius & Partner YRef.: H1948 EP T: +49-(0)89-413 04-0 F: +49-(0)89-413-04-111 info@vossiusandpartner.com
US	104559-0202	10/822,037	04/08/04	7,648,495 (01/19/10)	US-2004-0193137 A1 (9/30/04)	Issued · MF Due: 7/19/17 and 7/19/21

1

TITLE: IMPLANTABLE DEVICE FOR TREATING DISEASE STATES AND METHODS OF USING SAME INVENTORS: BATES, Mark C.
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
US	104559-0301	10/864,936	06/09/04	7,651,696 (01/26/10)	US-2005-0064009 A1 (3/24/05)	Issued • MF Due: 7/26/13, 7/26/17 and 7/26/21
PCT	104559-0310	PCT/US05/019934	06/07/05		WO 2005/123044 A2 (12/29/05)	Completed
EP	104559-0330	05757409.7	12/14/06		1761204 (3/14/07)	• Awaiting Examination	Vossius & Partner YRef.: M3322 EP T: +49-(0)89-413 04-0 F: +49-(0)89-413-04-111 info@vossiusandpartner.com
JP	104559-0340	2007-527641	12/08/06	5097546 (9/28/12)	WO 2002/15962 A2 (2/28/02)	• Annuity due 9/28/15	Shusaku Yamamoto YRef.: F1-06M22C81 T.: +81-6-6949-3910 F: +81-6-6949-3915 shupatnt@shupat.gr.jp

2

TITLE: INTERVENTIONAL CATHETER FOR RETROGRADE USE HAVING EMBOLIC PROTECTION CAPABILITY AND METHODS OF USE INVENTOR(S): BATES, Mark C.
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
US	104559-0601	11/315,463	12/21/05	7,837,702 (11/23/10)	US-2007-0142858-A1 (6/21/07)	Issued • MF Due: 5/23/14, 5/23/18 and 5/23/22
US	104559-0602	12/945,729	11/12/10	8,257,384 (09/04/12)	US-2011-0098739-A1 (4/28/11)	Issued • MF due 3/4/16 Broadening Reissue Due 9/4/14
US	104559-0603	13/584,517	08/13/12		US-2012-0310272-A1 (12/6/12)	Pending Awaiting 1st OA
PCT	104559-0610	PCT/US06/048921	12/20/06		WO 2007/075959 (7/5/07)	Completed
EP	104559-0630	EP 06 847 981.5	12/20/06		EP1968687 (9/17/2008)	Pending • Awaiting examiner action • Awaiting issuance of Suppl EP search report • Annuity due 12/31/13	JD Munich Y/Ref No.: J101901PCEP T: 49 89 206042-243 F: 49 89 206042-293

3

TITLE: METHODS AND APPARATUS FOR TREATING AN INJURED NERVE PATHWAY INVENTOR(S): BATES, Mark C.
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
US	104559-0701	10/977,593	10/29/04	7,842,304 (11/30/10)	2006-0093641-A1 (5/4/06)	Issued • MF Due: 5/30/14, 5/30/18 and 5/30/22
US	104559-0702	12/950,769	11/19/10		2011-0066169-A1 (3/17/11)	Pending • Resp OA filed 6/6/13 • Awaiting further Examiner action
PCT	104559-0710	PCT/US05/038876	10/26/05		WO 2006/050063 (12/21/07)	Expired

4

TITLE: APPARATUS AND METHODS FOR RENAL STENTING INVENTOR(S): BATES, Mark C.
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
US	104559-0901	11/125,448	05/09/05		2006-0253186-A1 (11/9/06)	Pending • RCE filed 7/17/13 • Awaiting further Action
PCT	104559-0910	PCT/US06/017986	05/09/06		WO 2006/122152 (11/16/2006)	Completed
AU	104559-0915	2006244070	05/09/06	2006244070 (03/31/2012)		Granted	Davies Collision Cave Y/Ref.: 30434803/RSH Tele: +61 3 9254 2777 Fax: +61 3 9254 2770
JP	104559-0940	2008-511289	05/09/06	4990887 (05/11/2012)		Granted	K. Yoshida & Assoc. Y/Ref.: P19975 Tele: +81-3-3508-9866 Fax: +81-3-3595-0076

TITLE: APPARATUS AND METHODS FOR RENAL STENTING INVENTOR(S): BATES, Mark C.
EP	104559-0930	06770151.6	05/09/06	1885285 (2/13/08)	Pending • Awaiting Examiner Action	TBK Patent Y/Ref.: EP 53495 Tele: +49 (0)89 544690 Fax: +49(0)89 54469290 postoffice@tbk-patent.de

5

TITLE: RADIOPAQUE-BALLOON MICROCATHETER AND METHODS OF MANUFACTURE INVENTOR(S): BATES, Mark C.
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
US	104559-1001	11/267,226	11/03/05		2007-0100279 A1 (5/3/07)	Abandoned 3/28/12
PCT	104559-1010	PCT/US06/042804	11/01/06		WO 2007/056058 (10/4/07)	Completed
EP	104559-1030	06836811.7	11/01/06		EP1948289 (07/30/2008)	Abandoned	JD Munich Y/Ref.: J101827PCEP T: 49 89 206042-243 F: 49 89 206042-293
JP	104559-1040	2008-539025	11/01/06			• Awaiting Examiner Action	Orion IP Y/Ref.: 0171160001 T: 81 42 753 9038 F: 81 42 759 7393
CN	104559-1025	200680050295.7	11/01/06			Pending • Awaiting examiner action	JD Shanghai T: 86 21 2201 8062 F: 86 21 5298 6569

6

TITLE: NANOTUBE-REINFORCED BALLOONS FOR DELIVERING THERAPEUTIC AGENTS WITHIN OR BEYOND THE WALL OF BLOOD VESSELS, AND METHODS OF MAKING AND USING SAME INVENTOR(S): BATES, Mark C.
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
US	104559-1301	12/172,168	07/11/08	8,187,221 (05/29/12)	2010-0010470-A1 (01/14/10)	Issued • MF due 11/29/15 • Broadening Reissue due 5/29/14
US	104559-1302	13/455,919	04/25/12		US2012-0209250-A1 (08/16/12)	Pending • Resp Final OA due 08/06/13 (Final) • Instructions to Abandon received 6/11/13
US	104559-1303	13/455,973	04/25/12		US2012-0209251-A1 (08/16/12)	Pending • RCE filed 07/08/13 • Awaiting further OA
EP	104559-1330	09771434.9				Pending • Resp filed 3/8/13 • Awaiting further Action • DIV appl due 11/14/14	JD Munich Ref: 102615PCEP

7

PCT	104559-1310	PCT/US09/004006	07/09/09	WO 2010/005572 (01/14/2010)	Completed
CA	104559-1320	2,730,273	07/09/09		Pending • Request for Exam due 7/9/14	Osler, Hoskin, and Harcourt LLP Ref: PCA21204
AU	104559-1315	2009269104	07/09/09		Pending • Request for Exam due 7/9/14 • Annuity due 7/9/14
CN	104559-1325	200980134724.2	07/09/09		Pending • Response 1st Action due 7/29/13 (FA insts sent 6/12/13)
JP	104559-1340	2011-517421	07/09/09		Pending • Awaiting 1st Action

8

TITLE: INTERVENTIONAL DEVICES FORMED USING COMPOSITIONS INCLUDING METAL-COATED NANOTUBES DISPERSED IN POLYMERS, AND METHODS OF MAKING AND USING SAME INVENTOR(S): BATES, Mark C.
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
US	104559-1401	12/342,013	12/22/08		2010-0158193-A1 (06/24/10)	Abandoned • Client’s Inst e-mail 7/24/13

TITLE: INTERVENTIONAL DEVICES INCLUDING DILUTE NANOTUBE-POLYMER COMPOSITIONS, AND METHODS OF MAKING AND USING SAME INVENTOR(S): D’AQUANNI, Peter; BATES, Mark C.; STALKER, Kent; PHILLIPS, Jason
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
US	104559-1500	61/098,624	09/19/08			Expired
US	104559-1501	13/051,351	03/18/11			Abandoned • Client’s Inst e-mail 7/24/13
PCT	104559-1510	PCT/US09/05224	09/18/09		WO 2010/033231 (03/25/2010)	Completed

9

TITLE: APPARATUS AND METHODS FOR RENAL STENTING USING INTERVENTIONAL DEVICES WITH RADIOPAQUE MARKERS INVENTOR(S): BATES, Mark C.
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
	104559-1900 012212-0018-999					Unfiled

TITLE: APPARATUS AND METHODS FOR FILTERING EMBOLI DURING PERCUTANEOUS AORTIC VALVE REPLACEMENT AND REPAIR PROCEDURES WITH FILTRATION SYSTEM COUPLED IN-SITU TO DISTAL END OF SHEATH INVENTOR(S):
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
US	104559-1600	61/613,890	3/21/12			Expired	n/a
US	104559-1601	13/802,374	3/13/13			Pending • Awaiting 1st OA	n/a
PCT	104559-1610	PCT/US2013/030931	03/13/13			Pending • Nat. Stage deadline 9/21/14
AU	104559-1615
CA	104559-1620					To Be Filed
CN	104559-1625					To Be Filed
EP	104559-1630					To Be Filed
JP	104559-1640					To Be Filed

10

TITLE: APPARATUS AND METHODS FOR FILTERING EMBOLI DURING PERCUTANEOUS AORTIC VALVE REPLACEMENT AND REPAIR PROCEDURES WITH FILTRATION SYSTEM COUPLED IN-SITU TO DISTAL END OF SHEATH INVENTOR(S):
COUNTRY	Docket No.	Serial No.	Filing Date	Patent No./ Date	Publication No./Date	Status	Foreign Assoc. Information
US	104559-1700 (Current F&L Matter No. 104559-0128)	61/618,896	3/21/12			Expired	n/a
US	104559-1701	13/802,314	3/13/13			Pending • Awaiting 1st OA	n/a
PCT	104559-1710	PCT/US2013/030943	3/13/13			Pending • Nat. Stage deadline 9/21/14
AU	104559-1715					To Be Filed
CA	104559-1720					To Be Filed
CN	104559-1725					To Be Filed
EP	104559-1730					To Be Filed
JP	104559-1740					To Be Filed

11